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                                                                 EXHIBIT 3.1(J)



                            ARTICLES OF INCORPORATION
                                       OF
                            CALIFORNIA POLARIS, INC.

                  The undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of California, hereby certifies:

                  ONE. The name of the corporation is California Polaris, Inc. (the "Corporation").

                  TWO. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                  THREE. The name of the Corporation's initial agent for service of process is:

                             C T Corporation System

                  FOUR. The Corporation is authorized to issue one hundred (100) shares of Common Stock of one class.

                  IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.

                               /s/ William G. Green
                               -------------------------------------------------
                               William G. Green
                               Incorporator

                  I declare that I am the person who executed the foregoing Articles of Incorporation and said instrument is my act and deed.

                  Executed this 6th day of April, 1979 at San Francisco.

                               /s/ William G. Green
                               -------------------------------------------------